EXHIBIT 10.16

BASE SALARY AND TARGET BONUS
FOR THE NAMED EXECUTIVE OFFICERS

The following table sets forth the current annual base salaries and target bonuses of the Chief Executive Officer and the other named executive officers of Zale Corporation (the “Company”).

Name	Base Salary	Target Bonus %
Theo Killion	$800,000	100%
President and Chief Executive Officer

Matthew W. Appel	$470,000	75%
Executive Vice President and Chief Financial Officer

Gil Hollander	$495,000	75%
Executive Vice President, Chief Sourcing and Supply Chain Officer

Richard Lennox	$390,000	75%
Executive Vice President and Chief Marketing Officer

For additional information regarding the compensation of the Company’s executive officers, please refer to the information under the headings “Executive Compensation” in the Company’s definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission.